UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2019

Axovant Gene Therapies Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB, United Kingdom (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +44 203 997 8931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.00001 per share	AXGT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In September 2019, the Compensation Committee of the Board of Directors of Axovant Gene Therapies Ltd. (the "Registrant") approved a new form of employment agreement for our executive officers following a benchmarking analysis of life science company employment agreements. On November 4, 2019, we, through our wholly owned subsidiary, Axovant Sciences Inc. ("ASI"), entered into new employment agreements (the "Employment Agreements"), with each of Pavan Cheruvu, M.D., our Principal Executive Officer and the Chief Executive Officer of ASI, Gavin Corcoran, M.D., our Executive Vice President, Research and Development of ASI, and David Nassif, our Principal Financial and Accounting Officer and the Chief Financial Officer of ASI (the “Officers”) using the new form.

Apart from certain terms of severance and change in control benefits, the Employment Agreements do not change the terms of employment for each of the Officers as previously disclosed under “Executive Compensation” in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 16, 2019 and our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2019.

Under the Employment Agreements, each Officer is eligible for the following severance and change in control benefits, conditioned upon delivering a release of claims in our favor:

•If we terminate the Officer’s employment without cause or the Officer resigns for good reason either prior to a change in control or more than one year after the change in control, then we will pay to the Officer a one-time cash payment equal to the sum of (i) his annual base salary, (ii) the prorated amount of his annual bonus target opportunity (based on the number of days that have elapsed in such fiscal year through the date of the change in control) and (iii) any unpaid annual bonus amount for the prior fiscal year. We will also reimburse the Officer for continued medical coverage for one year if he timely elects such continued coverage.

•If we terminate the Officer’s employment without cause or the Officer resigns for good reason upon a change in control or within one year after a change in control, then we will pay the Officer a one and one-half time cash payment equal to the sum of (i) his annual base salary (and for Dr. Cheruvu only, two times his annual base salary), (ii) his full annual bonus target opportunity and (iii) any unpaid annual bonus amount for the prior fiscal year. We will also reimburse the Officer for continued medical coverage for 18 months if he timely elects such continued coverage.

•If any Officer is subject to excise tax pursuant to Sections 280G and 4999 of the Internal Revenue Code, he will either have his payments cut back so that the excise tax does not apply, or he will receive the full payments and benefits and be subject to the excise tax, whichever puts him in a better after-tax position.

The definitions of “cause,” “good reason” and “change in control” are set forth in the Employment Agreements.

In addition, pursuant to the Officers’ stock option agreements, if any Officer is employed by us immediately prior to a change in control (as defined in our 2015 Equity Incentive Plan), then all unvested common shares underlying such Officer’s outstanding options will accelerate and vest in full upon such change in control.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX
Exhibit No.	Description of Document

10.1	Employment Agreement, dated November 4, 2019, by and between Pavan Cheruvu and Axovant Sciences, Inc.
10.2	Employment Agreement, dated November 4, 2019, by and between David Nassif and Axovant Sciences, Inc.
10.3	Employment Agreement, dated November 4, 2019, by and between Gavin Corcoran and Axovant Sciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOVANT GENE THERAPIES LTD.

Dated:	November 8, 2019
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Principal Financial Officer and Principal Accounting Officer